UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2022

ZOGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34962	20-5300780
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5959 Horton Street, Suite 500
Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 550-8300

(Registrant’s telephone number, include area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a meeting of the Compensation Committee of the board of directors of Zogenix, Inc. (the “Company”) on February 17, 2022, performance bonus payments were approved for Gail M. Farfel, Executive Vice President and Chief Development Officer, and Michael P. Smith, Executive Vice President, Chief Financial Officer and Treasurer, in the amounts of $209,979 and $205,979, respectively. The bonus payments are in addition to the ordinary course 2021 annual bonus payments to the Company’s executive officers under the Company’s annual incentive plan. Mr. Smith’s bonus payment will be paid concurrently with the closing of the transactions contemplated by that Agreement and Plan of Merger, dated January 18, 2022, by and among the Company, UCB S.A., société anonyme formed under the laws of Belgium and Zinc Merger Sub, Inc., a Delaware corporation (the “Closing”). Ms. Farfel’s bonus payment will be paid upon the earlier of the occurrence of (i) the Closing or (ii) the Company obtaining approval from the U.S. Food and Drug Administration in connection with the Company’s supplemental New Drug Application for the use of FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: February 24, 2022	By:	/s/ Stephen J. Farr
Stephen J. Farr President and Chief Executive Officer (Principal Executive Officer)